UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): March 6, 2007



                           ARIAD Pharmaceuticals, Inc.
             (Exact name of registrant as specified in its charter)


          Delaware                     0-21696             22-3106987
(State or other jurisdiction         (Commission          (I.R.S. Employer
       of incorporation)             File Number)         Identification No.)


              26 Landsdowne Street, Cambridge, Massachusetts 02139
               (Address of principal executive offices) (Zip Code)


       Registrant's telephone number, including area code: (617) 494-0400


                                 Not Applicable
          (Former name or former address, if changed since last report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_|  Pre-commencement   communications  pursuant  to  Rule  14d-2(b)  under  the
     Exchange Act (17 CFR 240.14d-2(b))

|_|  Pre-commencement   communications  pursuant  to  Rule  13e-4(c)  under  the
     Exchange Act (17 CFR 240.13e-4(c))





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ITEM 5.02  Departure of Directors or Certain  Officers;  Election of  Directors;
Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)    Chief Executive Officer Compensation

On March 6, 2007, upon recommendation of the Compensation Committee (the "Committee") of the Board of Directors (the "Board") of ARIAD Pharmaceuticals, Inc. (the "Company"), the Board approved compensation for the Company's Chairman, Chief Executive Officer and President, Harvey J. Berger, M.D. Dr. Berger's annual base salary was increased from $544,000 in the fiscal year ended December 31, 2006 to $576,000 in the fiscal year ending December 31, 2007, effective January 1, 2007. Also, Dr. Berger was awarded 64,000 shares of the Company's common stock and options to purchase 240,000 shares of the Company's common stock, both under the Company's 2006 Long Term Incentive Plan. The stock options have a term of ten years, vest 25% annually over four years, and have an exercise price of $4.64 per share, the closing price per share of the Company's common stock on March 6, 2007.

ITEM 8.01 Other Events.

Board Compensation

On March 6, 2007, upon recommendation of the Committee, the Board, with Harvey
J. Berger, M.D. and Jay R. LaMarche abstaining, revised its director compensation arrangements to provide additional compensation to the independent and disinterested directors of the Board (the "Independent Directors") for their service in connection with the evaluation of strategic alternatives with respect to acquiring the 20% minority interest of the Company's subsidiary, ARIAD Gene Therapeutics, Inc. ("AGTI"), that the Company does not currently own. The Independent Directors consist of all of the directors other than Dr. Berger and Mr. LaMarche, who own shares of the common stock of AGTI. The revised compensation arrangements provide that each Independent Director will receive, in addition to compensation received under the Company's existing director compensation arrangements, a one-time cash payment of $10,000 on or about April 1, 2007. In addition, for each past and future meeting of the Independent Directors related to their evaluation of the strategic alternatives regarding AGTI, each such director will receive $1,000 for each such meeting attended in person and $500 for each such meeting attended by phone; provided that the aggregate of all fees paid (including the one-time fee) shall not exceed $25,000 per director.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                         ARIAD Pharmaceuticals, Inc.

                         By:  /s/ Edward M. Fitzgerald
                              -----------------------------------------------
                              Edward M. Fitzgerald
                              Senior Vice President, Finance and Corporate
                              Operations, Chief Financial Officer

Date: March 8, 2007